EXHIBIT 10.1

DEFINITIVE AGREEMENT

FOR THE EXCHANGE OF COMMON STOCK FOR LIMITED LIABILITY COMPANY INTEREST

In consideration of the mutual promises, covenants, and representations contained herein,

The Effective Closing Date of this Definitive Agreement dated this 24th day of June, 2016 between TBG Holdings Corporation, a Florida corporation (hereinafter referred to as “The Buyer") and, Continental Rail Corp., a Nevada corporation (hereinafter referred to as “The Seller") The Buyer will receive from The Seller One Hundred Percent (100%) interest in Continental Rail, LLC. The interest to be transferred to The Buyer from The Seller shall be effective as of the date stated herein.

THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I

Transfer of Securities

Subject to the terms and conditions of this Agreement, “The Buyer” agrees to deliver, and "The Seller" agrees to accept delivery of One Million (1,000,000) Common Shares of Continental Rail Corp. held by TBG Holdings Corporation, details as defined herein in Article II sections 201 and 202.

ARTICLE II

Representations and Warranties

2.1

Organization. The Buyer, represents the Shareholders of TBG Holdings Corporation, a Corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, has all necessary corporate powers to own properties and carry on a business in the State of Florida. All actions taken by The Buyer, the Incorporators, Directors and/or Shareholders of said Company have been valid and in accordance with the laws of The State of Florida.

2.2

Capital. The authorized common stock of Continental Rail Corp. is 750,000,000 shares, $0.001 par value. The Buyer will have delivered to The Seller One Million (1,000,000) Common Shares at closing. All transfers will be done in a lawful transaction and in accordance with The State of Florida Corporate Law. All shares are fully paid and non-assessable, free of liens, encumbrances, options and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating The Buyer to issue any additional shares to The Seller.

2.3

Liabilities. The Seller does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the Company's balance sheet at time of closing.

2.4

Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by The Sellers and the performance by their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the Company to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the securities of the Company to be delivered to "The Buyers".

2.5

Full Disclosure, None of the representations and warranties made by The Sellers, or in any certificate or memorandum furnished or to be furnished by The Sellers or on their behalf, contains or will contain any untrue statement of a material fact which would be misleading.

2.6

Compliance with Laws. Each party has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to the Company. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

ARTICLE III

Remedies

3.1

Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by the co-operation of each party to reach an agreeable solution that fits all parties.

3.2

The Parties, jointly and severally agree to indemnify the other against all actual losses, damages and expenses caused by Any material breach of this Agreement or any material misrepresentation contained herein or; (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

ARTICLE IV

Miscellaneous

4.1

Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

4.2

No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

4.3

Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in anyone or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii)

no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

4.4

Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

4.5

Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

4.6

Counterparts. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.7

Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if sent by e-mail personally to the party to whom notice is to be given, or if mailed on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows:

The Sellers:

Timothy Hart, CFO

Continental Rail Corp.

2929 E. Commercial Blvd., PH-D

Fort Lauderdale, FL 33308

The Buyers

Neil Swartz, CEO

TBG Holdings Corporation

2929 E. Commercial Blvd., PH-D

Fort Lauderdale, FL 33308

4.8

Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

4.9

Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this Agreement.

4.10

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

AGREED AND ACCEPTED as of the date first above written.

The Sellers

John Marino, Jr., President
Continental Rail Corp.

The Buyers

Neil Swartz, CEO
TBG Holdings Corporation